INVESCO BALANCED-RISK ALLOCATION FUND                              SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, 74U AND 74V.

FOR PERIOD ENDING:   4/30/2010
FILE NUMBER :        811 - 05426
SERIES NO.:          23

72DD.   1 Total income dividends for which record date passed during the period. (000's Omitted)
          Class A               $    508
        2 Dividends for a second class of open-end company shares (000's Omitted)
          Class B               $     26
          Class C               $    107
          Class R               $      4
          Class Y               $    262
          Institutional Class   $  4,779
73A.      Payments per share outstanding during the entire current period: (form nnn.nnnn)
        1 Dividends from net investment income
          Class A                 0.2093
        2 Dividends for a second class of open-end company shares (form nnn.nnnn)
          Class B                 0.2020
          Class C                 0.2020
          Class R                 0.2069
          Class Y                 0.2118
          Institutional Class     0.2118
74U.    1 Number of shares outstanding (000's Omitted)
          Class A                  5,452
        2 Number of shares outstanding of a second class of open-end company shares (000's Omitted)
          Class B                    285
          Class C                  1,133
          Class R                     29
          Class Y                  1,256
          Institutional Class     25,138
74V.    1 Net asset value per share (to nearest cent)
          Class A               $  10.89
        2 Net asset value per share of a second class of open-end company shares (to nearest cent)
          Class B               $  10.82
          Class C               $  10.82
          Class R               $  10.86
          Class Y               $  10.91
          Institutional Class   $  10.91